UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported): September 24, 2008

PRO-FAC COOPERATIVE, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

0-20539	16-6036816
(Commission File Number)	(IRS Employer Identification No.)

590 Willow Brook Office Park, Fairport, New York	14450
(Address of Principal Executive Offices)	(Zip Code)

(585) 218-4210

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure

On September 24, 2008, Pro-Fac Cooperative, Inc. issued a press release providing notice of the declaration by Pro-Fac’s Board of Directors of a dividend on Pro-Fac’s Class A cumulative preferred stock to shareholders of record on October 15, 2008. A dividend of $.43 per share on Class A cumulative preferred stock will be paid on October 31, 2008.

Pro-Fac also announced in its press release that, on September 24, 2008, it will issue a Notice of Partial Redemption to all holders of record of its outstanding Class A cumulative preferred stock, notifying such holders that Pro-Fac will redeem 22% of its Class A cumulative preferred stock from its holders of record on October 15, 2008. The redemption price for each share of Class A cumulative preferred stock is $25.00 per share. The redemption date will be October 31, 2008. On and after the redemption date, dividends on shares of Class A cumulative preferred stock called for redemption will no longer accrue, and holders of such shares will have no rights as holders of such shares other than the right to receive the $25.00 per share redemption price.

The Notice of Partial Redemption and related materials will be mailed to holders of record of Class A cumulative preferred stock on September 24, 2008. Pro-Fac has retained Computershare Trust Company as its paying agent for the redemption and Computershare has retained Georgeson, Inc. as its paying agent. Questions concerning the redemption can be directed to Georgeson from within the U.S., Canada, Puerto Rico at (888) 605-8346 and from outside those areas at (212) 440-9800.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits .

99.1	Press Release dated September 24, 2008 relating to dividends declared and issuance of Notice of Partial Redemption of Class A Cumulative Preferred Stock.

99.2	Form of Notice of Partial Redemption of Class A Cumulative Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRO-FAC COOPERATIVE, INC.

September 24, 2008	By: /s/ Stephen R. Wright
Stephen R. Wright, Chief Executive Officer, Chief Financial Officer, General Manager and Secretary (Principal Executive Officer and Principal Financial Officer)

Exhibit Index

99.1	Press Release dated September 24, 2008 relating to dividends declared and issuance of Notice of Partial Redemption of Class A Cumulative Preferred Stock.

99.2	Form of Notice of Partial Redemption of Class A Cumulative Preferred Stock.